P.O. Box 2198  ·  Memphis, TN  ·  38101-2198  ·  (901) 495-6500  ·  Fax: (901) 495-8300

News: For immediate release

AutoZone Responds to Questions

Memphis, Tenn. (November 26, 2002) -- AutoZone, Inc. (NYSE:AZO).   In response to questions regarding asbestos litigation disclosures by Advance Auto Parts Inc. in its recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission, AutoZone, Inc. said that it has been named as a defendant along with numerous others in an insignificant number of lawsuits regarding the sale of friction products such as brake parts.  AutoZone, Inc., as a retail seller of auto parts, has never manufactured or installed these products, does not believe it has material liability in these cases, and will vigorously defend each case.

About AutoZone:

As of August 31, 2002, AutoZone sells auto and light truck parts, chemicals and accessories through 3,068 AutoZone stores in 44 states plus the District of Columbia, 39 AutoZone stores in Mexico and online at AutoZone.com.  AutoZone also sells automotive diagnostic and repair software through ALLDATA and alldatadiy.com.

Contact Information:

Media:    Ray Pohlman at 901 495-7962,  ray.pohlman@autozone.com

Financial:    Jay Cook at 901 495-7005,   jay.cook@autozone.com